EXHIBIT 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

The undersigned officers of TerreStar Corporation, a Delaware corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(i) the Quarter Report on Form 10-Q of the Company for the quarter period ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JEFFREY W. EPSTEIN
Jeffrey W. Epstein President (Principal Executive Officer)
May 12, 2008

/s/ NEIL L. HAZARD
Neil L. Hazard Executive Vice President and Chief Financial Officer (Principal Financial Officer)
May 12, 2008

A signed original of this written statement required by Section 906 has been provided to TerreStar Corporation and will be retained by TerreStar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.